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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm in the Registration Statement, (Form N-
1A), and related Statement of Additional Information of Stratton Small-Cap Value Fund, a series of The Stratton Funds, Inc. and to the inclusion of our report dated January 11, 2002 to the Shareholders and Board of Directors of The Stratton Funds, Inc.


                                         TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 18, 2002